Exhibit 99.1

Contact:	Norman C. Chambers Chairman, President and Chief Executive Officer (281) 897-7788

NCI BUILDING SYSTEMS REPORTS HIGHER SECOND QUARTER RESULTS

•    Volume Increased Across All Product Groups

•    Operating Income Up 69% on 13% Revenue Growth

HOUSTON (June 2, 2008) – NCI Building Systems, Inc. (NYSE: NCS) today announced financial results for the second quarter ended April 27, 2008. Sales for the second quarter of fiscal 2008 increased 13.1% to $416.1 million compared with $367.9 million for the second quarter of fiscal 2007. Net income for the second quarter of fiscal 2008 was $14.9 million or $0.76 per diluted share compared to $6.5 million, or $0.31 per diluted share, for the second quarter of fiscal 2007. Included in the second quarter 2008 net income were special charges of approximately $2.8 million or $0.09 per diluted share, related to executive retirement costs and exiting the Components segment’s residential overhead door product line.

Norman C. Chambers, Chairman, President and Chief Executive Officer of NCI, remarked, “We posted very strong operating results this quarter, substantially exceeding expectations. Solid demand from the industrial, institutional and agricultural markets resulted in year-over-year volume increases across all of our product groups. We achieved significant operating leverage resulting from increased plant capacity utilization and the benefits of continued integration of RCC with our hub and spoke delivery system.”

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NCI Building Systems Reports Second-Quarter Results

June 2, 2008

“Within today’s difficult business environment, we worked effectively with customers to optimize their visibility in the face of rising steel costs. Our Buildings Group shipping schedule remained firm; our Components Group performed exceptionally well, benefiting from strong third party demand, which drove a significant increase in operating profits.”

Segment Performance

The Coatings group posted strong revenue and operating performance on both a year-over-year and sequential basis. The increase was primarily attributable to higher revenues as a result of the product shift from toll coating services to package sales, which are higher dollar but lower margin transactions, as well as rising steel prices. Plant capacity utilization during the second quarter was 77% and operating margin was 25%, in line with the Company’s target range which reflects the product mix shift.

The Components group achieved operating margin improvement as operating performance has continued to recover from the second quarter of 2007. Revenue increases were driven by volume growth and to a lesser extent, the increased price of steel. Significant improvement in utilization as a result of higher volumes, combined with cost reduction initiatives, which were initially undertaken in the second half of 2007, contributed to the improvement in operating income.

Revenue for the Buildings Group rose 14% on both a year-over-year and sequential basis. Plant utilization increased to 71% for the period and the Buildings Group recorded solid operating margin improvement. The backlog for the Buildings Group was $449 million at the end of the quarter, flat with the 2007 second quarter and up 9.3% from the first quarter of 2008.

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NCI Building Systems Reports Second-Quarter Results

June 2, 2008

Outlook

“We continue to see solid demand from key end markets, as evidenced by our Buildings Group backlog and the current level of quoting activity. In our third fiscal quarter we expect accelerated steel price increases. We are actively monitoring the impact of higher prices on bookings and continue to work with customers to effectively manage through this challenging period,” Mr. Chambers said.

Based upon currently available information and performance to date, the Company has narrowed its guidance, expecting full year 2008 earnings per diluted share to range from $3.19 to $3.44. Therefore our guidance for the second half of our fiscal year is $2.04 to $2.29 per diluted share.

“We continue to execute on our longer term strategic plan, building upon our strong competitive position, our reputation for superior customer service and our solid relationships with steel mills. Significant growth in profitability will be driven by technological advances, manufacturing and engineering efficiencies and new products,” concluded Mr. Chambers.

NCI will provide an online, real-time webcast and rebroadcast of its conference call tomorrow to discuss this announcement. The live broadcast of this conference call will be available online at www.ncilp.com beginning at 10:30 a.m. (Eastern Time) on Tuesday, June 3, 2008. The online replay will be available at approximately 12:30 p.m. (Eastern Time) and continue for one week.

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NCI Building Systems Reports Second-Quarter Results

June 2, 2008

This release contains forward-looking statements concerning NCI’s business and operations and industry conditions, including among others industry trends, steel pricing, growth expectations and margin expansion. These statements and other statements identified by words such as “guidance,” “potential,” “expect,” “should” and similar expressions are forward looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties that may cause NCI’s actual performance to differ materially from that projected in such statements. Among the factors that could cause actual results to differ materially are the possibility that the anticipated benefits from the RCC acquisition cannot be fully realized; the possibility that costs or difficulties related to the integration of the RCC operations into the Company’s operations will be greater than expected; industry cyclicality and seasonality; fluctuations in demand and prices for steel; the financial condition of NCI’s raw material suppliers; competitive activity and pricing pressure; ability to execute NCI’s acquisition strategy; and general economic conditions affecting the construction industry. Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended October 28, 2007, identifies other important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements. NCI expressly disclaims any obligation to release publicly any updates or revisions to these forward-looking statements to reflect any changes in its expectations.

NCI Building Systems, Inc. is one of North America's largest integrated manufacturers of metal products for the nonresidential building industry. The Company operates 44 manufacturing and distribution facilities located in 18 states, as well as Mexico and Canada.

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NCI Building Systems Reports Second-Quarter Results

June 2, 2008

NCI BUILDING SYSTEMS, INC.

STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share data)

	For the Three Months Ended		For the Six Months Ended
	April 27, 2008	April 29, 2007	April 27, 2008	April 29, 2007
Sales	$416,143	$367,912	$777,632	$727,413
Cost of sales	312,703	282,337	591,761	553,956

Gross profit	103,440	85,575	185,871	173,457
	24.9%	23.3%	23.9%	23.8%

Selling, general and administrative expenses	73,928	68,100	137,863	131,749

Income from operations	29,512	17,475	48,008	41,708
Interest income	102	102	760	226
Interest expense	(5,591)	(7,420)	(12,495)	(14,712)
Other income, net	252	663	214	679

Income before income taxes	24,275	10,820	36,487	27,901
Provision for income taxes	9,409	4,309	14,111	10,937

	38.8%	39.8%	38.7%	39.2%

Net income	$14,866	$6,511	$22,376	$16,964

Net income per share:
Basic	$0.77	$0.33	$1.16	$0.86
Diluted	$0.76	$0.31	$1.15	$0.80

Average shares outstanding:
Basic	19,312	19,628	19,281	19,663
Diluted	19,440	20,962	19,420	21,091

Depreciation/amortization expense	8,845	8,133	18,189	16,502

Increase in sales	13.1%		6.9%

Increase in diluted earnings per share	145.2%		43.8%

Gross profit percentage	24.9%	23.3%	23.9%	23.8%

Selling, general and administrative expenses percentage	17.8%	18.5%	17.7%	18.1%

Income from operations percentage	7.1%	4.8%	6.2%	5.7%

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NCI Building Systems Reports Second-Quarter Results

June 2, 2008

NCI BUILDING SYSTEMS, INC.

CONDENSED BALANCE SHEETS

(In thousands)

	April 27, 2008	October 28, 2007
	(Unaudited)
ASSETS
Cash and cash equivalents	$35,747	$75,054
Accounts receivable, net	152,782	158,435
Inventories	158,537	137,725
Deferred income taxes	24,212	23,439
Prepaid expenses and other	24,630	16,259

Total current assets	395,908	410,912

Property and equipment, net	256,333	261,994
Goodwill	616,400	616,400
Other assets	52,655	53,752

Total assets	$1,321,296	$1,343,058

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current portion of long-term debt	$920	$22,312
Note payable	3,243	—
Accounts payable	121,719	130,161
Accrued expenses	106,980	129,298

Total current liabilities	232,862	281,771

Long-term debt	473,940	474,725
Deferred income taxes	44,839	43,638
Other long-term liabilities	5,246	3,228
Shareholders’ equity	564,409	539,696

Total liabilities and shareholders’ equity	$1,321,296	$1,343,058

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NCI Building Systems Reports Second-Quarter Results

June 2, 2008

NCI BUILDING SYSTEMS, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	For the Six Months Ended
	April 27, 2008	April 29, 2007
Net used in operating activities	(4,206)	(13,700)

Cash flows from investing activities:
Acquisitions, net of cash acquired	—	(18,829)
Capital expenditures	(13,285)	(22,350)
Other	2,795	570

Net cash used in investing activities	(10,490)	(40,609)

Cash flows from financing activities:
Payments on revolving line of credit	—	(42,000)
Borrowings on revolving line of credit	—	86,000
Payments on long-term debt	(22,177)	(474)
Payment on note payable	(649)	—
Proceeds from stock option exercises	447	940
Excess tax benefits from stock-based compensation arrangements	154	546
Purchase of treasury stock	(2,216)	(10,763)

Net cash (used in) provided by financing activities	(24,441)	34,249

Effect of exchange rate changes on cash and cash equivalents	(170)	(31)

Net decrease in cash	(39,307)	(20,091)
Cash at beginning of period	75,054	25,038

Cash at end of period	$35,747	$4,947

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NCI Building Systems Reports Second-Quarter Results

June 2, 2008

NCI Building Systems, Inc.

Business Segments

(Unaudited)

(In thousands)

	Three Months Ended April 27, 2008		Three Months Ended April 29, 2007		$ Inc/(Dec)	% Change
		% of Total Sales		% of Total Sales
Sales:
Metal coil coating	$80,171	19	$63,844	17	$16,327	25.6%
Metal components	176,534	42	161,096	44	15,438	9.6%
Engineered building systems	248,503	60	218,449	59	30,054	13.8%
Intersegment sales	(89,065)	(21)	(75,477)	(20)	(13,588)	18.0%

Total net sales	$416,143	100	$367,912	100	$48,231	13.1%

		% of Sales		% of Sales
Operating income:
Metal coil coating	$6,705	8	$5,761	9	$944	16.4%
Metal components	17,734	10	9,122	6	8,612	94.4%
Engineered building systems	22,729	9	15,741	7	6,988	44.4%
Corporate	(17,656)	—	(13,149)	—	(4,507)	34.3%

Total operating income (% of sales)	$29,512	7	$17,475	5	$12,037	68.9%

	Six Months Ended April 27, 2008		Six Months Ended April 29, 2007		$ Inc/(Dec)	% Change
		% of Total Sales		% of Total Sales
Sales:
Metal coil coating	$142,446	18	$123,063	17	$19,383	15.8%
Metal components	331,372	43	318,117	44	13,255	4.2%
Engineered building systems	465,231	60	436,690	60	28,541	6.5%
Intersegment sales	(161,417)	(21)	(150,457)	(21)	(10,960)	7.3%

Total net sales	$777,632	100	$727,413	100	$50,219	6.9%

		% of Sales		% of Sales
Operating income:
Metal coil coating	$9,400	7	$10,404	8	$(1,004)	-9.7%
Metal components	28,825	9	21,208	7	7,617	35.9%
Engineered building systems	41,598	9	36,442	8	5,156	14.1%
Corporate	(31,815)	—	(26,346)	—	(5,469)	20.8%

Total operating income (% of sales)	$48,008	6	$41,708	6	$6,300	15.1%

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NCI Building Systems Reports Second-Quarter Results

June 2, 2008

NCI BUILDING SYSTEMS, INC.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

COMPUTATION OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,

AMORTIZATION AND OTHER NONCASH ITEMS (“ADJUSTED EBITDA”)

(Unaudited)

(In thousands)

	Trailing 12 Months
	April 27, 2008	April 29, 2007
Net income	$69,141	$66,688
Add:
Provision for income taxes	44,271	40,735
Interest expense	26,382	29,798
Depreciation and amortization	36,372	33,320
Non-cash FAS 123(R)	10,775	7,276

Adjusted EBITDA (1)	$186,941	$177,817

(1)	The Company discloses adjusted EBITDA, which is a non-GAAP measure, because it is a widely accepted financial indicator in the metal construction industry of a company’s profitability, ability to finance its operations, and meet its growth plans. This measure is also used by NCI internally to make acquisition and investment decisions. Adjusted EBITDA is calculated based on the terms contained in the Company’s credit agreement at the respective dates presented herein. Results of operations of businesses acquired are included in this measure for periods subsequent to the acquisition and are not included on a pro forma basis. Adjusted EBITDA should not be considered in isolation or as a substitute for net income determined in accordance with generally accepted accounting principles in the United States.

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NCI Building Systems Reports Second-Quarter Results

June 2, 2008

NCI BUILDING SYSTEMS, INC.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

“ADJUSTED” EARNINGS PER SHARE COMPARISON

(Unaudited)

	Fiscal Three Months Ended
	April 27, 2008		April 29, 2007
Earnings per diluted share, GAAP basis	$0.76		$0.31
Effect of convertible notes	—	(1)	0.02	(1)

“Adjusted” diluted earnings per share (A)	$0.76		$0.33

	Fiscal Six Months Ended
	April 27, 2008		April 29, 2007
Earnings per diluted share, GAAP basis	$1.15		$0.80
Effect of convertible notes	—	(1)	0.05	(1)

“Adjusted” diluted earnings per share (A)	$1.15		$0.85

(A)	The Company discloses a tabular comparison of “Adjusted” earnings per diluted share, which is a non-GAAP measure because it is referred to in the text of our press releases and is instrumental in comparing the results from period to period. “Adjusted” earnings per share should not be considered in isolation or as a substitute for earnings per share as reported on the face of our statement of income.

(1)	Dilutive impact for the three months ended April 29, 2007 of 1,006,940 shares and for the six months ended April 29, 2007 of 1,103,388 shares of the Company’s convertible notes as if they were converted during the period.

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NCI Building Systems Reports Second-Quarter Results

June 2, 2008

NCI Building Systems, Inc.

Reconciliation of Segment Sales to Third Party Segment Sales (Internal Information)

(Unaudited)

(In thousands)

	2nd Qtr 2008		2nd Qtr 2007		Inc/(Dec)	% Change	YTD 2nd Qtr 2008		YTD 2nd Qtr 2007		Inc/(Dec)	% Change
Metal Coil Coating
Total Sales	80,171	16%	63,844	15%	16,327	26%	142,446	15%	123,063	14%	19,383	16%
Intersegment	(52,883)		(43,019)		(9,864)	23%	(95,776)		(85,807)		(9,969)	12%

Third Party Sales	27,288	7%	20,825	6%	6,463	31%	46,670	6%	37,256	5%	9,414	25%

Operating Income	6,705	25%	5,761	28%	944	16%	9,400	20%	10,404	28%	(1,004)	-10%
Metal Components
Total	176,534	35%	161,096	36%	15,438	10%	331,372	35%	318,117	36%	13,255	4%
Intersegment	(26,031)		(23,376)		(2,655)	11%	(47,835)		(46,214)		(1,621)	4%

Third Party Sales	150,503	36%	137,720	37%	12,783	9%	283,537	36%	271,903	37%	11,634	4%
Operating Income	17,734	12%	9,122	7%	8,612	94%	28,825	10%	21,208	8%	7,617	36%
Engineered Building Systems
Total	248,503	49%	218,449	49%	30,054	14%	465,231	50%	436,690	50%	28,541	7%
Intersegment	(10,151)		(9,082)		(1,069)	12%	(17,806)		(18,436)		630	-3%

Third Party Sales	238,352	57%	209,367	57%	28,985	14%	447,425	58%	418,254	58%	29,171	7%

Operating Income	22,729	10%	15,741	8%	6,988	44%	41,598	9%	36,442	9%	5,156	14%
Consolidated
Total	505,208	100%	443,389	100%	61,819	14%	939,049	100%	877,870	100%	61,179	7%
Intersegment	(89,065)		(75,477)		(13,588)	18%	(161,417)		(150,457)		(10,960)	7%

Third Party Sales	416,143	100%	367,912	100%	48,231	13%	777,632	100%	727,413	100%	50,219	7%

Operating Income	29,512	7%	17,475	5%	12,037	69%	48,008	6%	41,708	6%	6,300	15%